BY-LAWS

EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

(AS AMENDED SEPTEMBER 23, 2020)

BY-LAWS

OF

EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

AS AMENDED THROUGH SEPTEMBER 23, 2020

ARTICLE I

OFFICES

SECTION 1. PRINCIPAL AND EXECUTIVE OFFICES. The principal office of the Corporation shall be located in Phoenix, Arizona at such address as the Board of Directors shall from time to time determine. The executive office of the Corporation shall be located in New York, New York, at such address as the Board of Directors shall from time to time determine.

SECTION 2. OTHER OFFICES. The Corporation may have other offices, either within or without the State of Arizona, at such place or places as the Board of Directors may from time to time appoint or the business of the Corporation may require.

ARTICLE II

MEETINGS OF THE STOCKHOLDERS

SECTION 1. ANNUAL MEETINGS. Annual meetings of the stockholders for the election of directors and for such other business as may be stated in the notice of the meeting shall be held at such place, either within or without the State of Arizona, and at such time and date as the Board of Directors, by resolution, shall determine and as set forth in the notice of meeting.

SECTION 2. SPECIAL MEETINGS. Special meetings of the stockholders for any proper purpose or purposes other than the election of directors may be called at any time by a majority of the Board of Directors, the Chairman of the Board, the President, a Vice President, or the Secretary to be held on such date and at such time and place, within or without the State of Arizona, as shall be stated in the notice of the meeting.

SECTION 3. VOTING. Each stockholder entitled to vote in accordance with the terms of the Certificate of Incorporation and in accordance with the provisions of these By-Laws shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by each stockholder, provided that the instrument authorizing such proxy to act, shall have been executed in writing (which shall include facsimile transmission, telegraphing or cabling or other means of electronic communication) by the stockholder himself or by his duly authorized attorney. No proxy shall be voted after 3 years from its date unless such proxy provides for a longer period. Upon the demand of any stockholder, the vote for directors and the vote upon any question before the meeting shall be by ballot. All elections for directors shall be decided by plurality vote; all other questions shall be decided by majority vote except as otherwise provided by the Certificate of Incorporation or the laws of the State of Arizona.

SECTION 4. QUORUM. Except as otherwise required by law, by the Certificate of Incorporation or by these By-Laws, the presence, in person or by proxy, of stockholders holding a majority of the stock of the Corporation entitled to vote shall constitute a quorum at all meetings of the stockholders. In case a quorum shall not be present at any meetings, a majority in interest of the stockholders entitled to vote thereat, present in person or by proxy, or, if no stockholder entitled to vote is present in person or by proxy, any officer entitled to preside or act as secretary of such meeting, shall have the power to adjourn the meeting from time to time without notice other than announcement at the meeting, until the requisite amount of stock entitled to vote shall be present. At any such adjourned meeting at which the requisite amount of stock entitled to vote shall be represented, any business may be transacted but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof.

SECTION 5. NOTICE OF MEETINGS. Written notice of every meeting of stockholders stating the purpose or purposes for which the meeting is called, and the date and time when, the place where, it is to be held shall be given either personally or by mail, facsimile transmission, telegraph, cable or other means of electronic transmission to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the meeting, except as otherwise provided by statute. Such notice shall be directed to a stockholder at his address as it shall appear on the stock books of the Corporation, unless he shall have filed with the Secretary a written request that notices intended for him be mailed to some other address, in which case it shall be mailed or transmitted to the address designated in such request.

No notice of any meeting of stockholders need be given to any stockholder who submits a signed waiver of notice, in person or by proxy, whether before or after the meeting or who attends the meeting, in person or by proxy, without protesting prior to its conclusion the lack of notice of such meeting.

SECTION 6. ACTION WITHOUT MEETING. Unless otherwise provided by the Certificate of Incorporation, any action required to be taken at the annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

ARTICLE III

DIRECTORS

SECTION 1. NUMBER AND TERM. The number of directors which shall constitute the whole Board of Directors shall be fixed from time to time by resolution of the Board of Directors or stockholders, but shall not be less than five (5) nor more than fifteen (15). The directors shall be elected at the annual meeting of the stockholders and each director shall be elected to serve until his successor shall be elected and shall qualify. Directors need not be stockholders.

SECTION 2. RESIGNATION OF DIRECTORS. Any director, member of a committee or other officer may resign at any time by giving written notice of such resignation to the Board of Directors, the Chairman of the Board, the President or the Secretary. Any such resignation shall take effect at the time specified therein or, if no time be specified, upon delivery to the Board of Directors or one of the above-named officers; and, unless specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 3. VACANCIES AND ADDITIONAL DIRECTORSHIPS. If any vacancy shall occur among the directors by reason of death, resignation, or removal, or as the result of an increase in the number of directorships, the directors then in office shall continue to act. At any regular or special meeting of the stockholders, duly called as provided in these By-Laws, such vacancy may be filled by the affirmative vote of a majority in interest of the stockholders entitled to vote.

SECTION 4. REMOVAL OF DIRECTORS. At any regular or special meeting of the stockholders, duly called as provided in these By-Laws, any director or directors including the Chairman of the Board may be removed from office, either with or without cause, by the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote for the election of directors. At such meeting a successor or successors may be elected by the affirmative vote of a majority in interest of the stockholders entitled to vote.

SECTION 5. POWERS. The Board of Directors shall exercise all of the powers of the Corporation except such as are by law, or by the Certificate of Incorporation of the Corporation or by these By-Laws conferred upon or reserved to the stockholders.

SECTION 6. MEETINGS. A meeting of each newly elected Board of Directors shall be held for the purpose of organization, and for the transaction of such other business as may properly come before the meeting, within sixty (60) days after each annual meeting of the stockholders. Such first meeting, however, may be held without notice immediately following the annual meeting of stockholders at the same place as such annual meeting is held.

The Board of Directors by resolution may provide for the holding of regular meetings and may fix the times and places at which such meetings shall be held. Notice of regular meetings shall not be required to be given, provided that whenever the time or place of regular meetings shall be fixed or changed, notice of such action shall be mailed promptly to each director who shall not have been present at the meeting at which such action was taken, by telex, facsimile transmission, telegram, radio, e-mail, or cable, or telephoned, mailed or delivered to the director personally to the director at the director’s residence or usual place of business.

Special meetings of the Board of Directors may be called by the Chairman of the Board, the President, a Vice President, the Secretary or any director. Except as otherwise required by statute, notice of each special meeting shall be mailed to each director, addressed to him at his residence or usual place of business, or shall be sent to him at such place by telex, facsimile transmission, telegram, radio, e-mail or cable, telephoned or delivered to him personally, not later than one (1) day before the day on which the meeting is to be held. Such notice shall state the time and place of such meeting, but unless otherwise required by statute, the Certificate of Incorporation of the Corporation or these By-Laws, need not state the purposes thereof. Notice of any meeting need not be given to any director who shall attend such meeting in person or who shall waive notice thereof, before or after such meeting, in writing or by telex, facsimile transmission, telegram, radio, e-mail or cable.

The Board of Directors of the Corporation may hold meetings, both regular and special, by means of conference telephone or other remote electronic communications technologies by means of which all persons participating in the meeting may simultaneously hear each other.

SECTION 7. QUORUM. A majority of the directors shall constitute a quorum for the transaction of business. If at any meeting of the Board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and not further notice thereof need be given other than by announcement at the meeting which shall be so adjourned. A majority of those present at any meeting at which a quorum is present may decide any question brought before such meeting, except as otherwise provided by law, the Certificate of Incorporation or by these By-Laws.

SECTION 8. COMPENSATION. Directors may receive reasonable compensation for their services, including but not limited to salaries and fixed fees for attendance at meetings, and for their expenses, if any, as the Board of Directors may determine from time to time. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent or otherwise, and receiving compensation therefore.

SECTION 9. ACTION WITHOUT MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the Board or committee.

ARTICLE IV

COMMITTEES OF THE BOARD

SECTION 1. COMMITTEES. The Board of Directors may, by resolution or resolutions passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member.

Any such committee, to the extent provided in the resolution of the Board of Directors, or in these By-Laws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the By-Laws of the Corporation; and, unless the resolution, these By-Laws, or the Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate an Executive Committee (“the Committee”). To the extent provided for in the authorizing resolution and permitted by law, the Committee shall have and may exercise all the powers and authority of the Board of Directors in the management of the Corporation’s business and affairs. Subject to these By-Laws and except as otherwise determined by the Board of Directors, the Committee may make rules for the conduct of its business.

SECTION 2. PROCEDURES. Said committees may adopt their own rules of procedure, elect their own respective Chairman, and may hold their respective meetings at such times and at such place or places as they may find convenient.

SECTION 3. SPECIAL COMMITTEES. The Board of Directors shall have power to constitute and appoint such Special Committees from their members as in its judgment may be advantageous or desirable for the transaction of the business of the Corporation.

SECTION 4. REMOVAL. Any member of any committee may be removed at any time by the Board of Directors with or without cause.

ARTICLE V

OFFICERS AND CHAIRMAN AND VICE CHAIRMAN

SECTION 1. NUMBER. The officers of the Corporation shall be a President, one or more Vice Presidents (one of whom shall serve as Controller), a Secretary, a Treasurer, and such other officers as may be appointed in accordance with the provisions of Section 13 of this Article V. Any one person may hold any two or more of such offices. No officer need be a director except as otherwise provided in these By-Laws.

SECTION 2. ELECTION, TERM OF OFFICE AND QUALIFICATIONS. Each officer specifically designated in Section 1 of this Article V shall be chosen by the Board of Directors, and shall hold his office until his successor shall have been duly chosen and qualified or until his death, or until he shall resign or shall have been removed in the manner provided in Section 3 of this Article V.

SECTION 3. REMOVAL. Any officer may be removed either for or without cause by a vote of the Board of Directors at any meeting of the Board of Directors. In addition, any officer or agent appointed in accordance with the provisions of Section 13 hereof may be removed, either for or without cause, by any officer upon whom such power of removal shall have been conferred by the Board of Directors.

SECTION 4 RESIGNATIONS. Any officer may resign at any time by giving written notice of such resignation to the Board of Directors or to the President or the Secretary of the Corporation. Unless otherwise provided therein, such designation shall take effect upon receipt thereof by the Board of Directors or by such officer.

SECTION 5. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or for any other cause shall be refilled in the manner prescribed by these By-Laws for the regular election or appointment to such office.

SECTION 6. CHAIRMAN OF THE BOARD. The Board of Directors may at a regular or special meeting elect from among their number a Chairman of the Board of Directors. If so elected, the Chairman of the Board shall preside at all meetings of the Board of Directors and he or she shall have and perform such other duties as from time to time may be assigned to him or her by the Board of Directors. The Chairman need not be an officer.

SECTION 7. VICE CHAIRMAN OF THE BOARD. The Board of Directors may, at a regular or special meeting elect one or more Vice Chairmen of the Board who shall hold office, at the pleasure of the Board of Directors, until the next annual meeting. The Vice Chairmen of the Board shall exercise such powers and perform such duties as may be delegated or assigned to or required of them by these By-Laws or by or pursuant to authorization of the Board of Directors or by the Chairman of the Board. The Vice Chairman need not be an officer.

SECTION 8. THE PRESIDENT. The Board of Directors shall at a regular or special meeting elect a President who shall hold office, at the pleasure of the Board of Directors, until the next annual meeting and until the election of his or her successor.

The President shall exercise such powers and perform such duties as may be delegated or assigned to or required of him or her by these By-Laws or by or pursuant to authorization of the Board of Directors or (if the President is not the chief executive officer) by the chief executive officer.

SECTION 9. CHIEF EXECUTIVE OFFICER. The Chairman of the Board or the President shall be the chief executive officer of the Corporation as the Board of Directors from time to time shall determine, and the Board of Directors from time to time may determine who shall act as chief executive officer in the absence of inability to act of the then incumbent.

Subject to the control of the Board of Directors, and to the extent not otherwise prescribed by these By-Laws, the chief executive officer shall have plenary power over all departments, officers, employees, and agents of the Corporation, and shall be responsible for the general management and direction of all the business and affairs of the Corporation.

SECTION 10. THE VICE PRESIDENTS. Each Vice President shall have such powers and perform such duties as may be assigned by these By-Laws, the Board of Directors, the President or the chief executive officer.

SECTION 11. SECRETARY. The Secretary shall give, or cause to be given, notice of all meetings of stockholders and directors, and all other notices required by law or by these By-Laws, and in case of the Secretary’s absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the chief executive officer, or by the directors, or stockholders, upon whose requisition the meeting is called as provided in these By-Laws. The Secretary shall record all proceedings of the meetings of the stockholders and of the directors in a book to be kept for that purpose and shall perform such other duties as may be assigned by the directors or the chief executive officer. The Secretary shall have the custody of the seal of the Corporation and shall affix the same to all instruments requiring it, when authorized by the directors or the chief executive officer and attest the same. The Secretary shall perform such other duties as may be assigned by these By-Laws, the Board of Directors or the chief executive officer.

SECTION 12. THE TREASURER. The Treasurer shall have supervision over the funds, securities, receipts and disbursements of the Corporation, and, in general, perform all duties and have all powers incident to the office of the Treasurer. The Treasurer shall perform such other duties and have such other powers as from time to time may be assigned by these By-Laws or by the Board of Directors or the chief executive officer.

SECTION 13. OFFICERS AND APPOINTMENT OF SUBORDINATE OFFICERS. In addition to any duties assigned by these By-laws, officers of the Corporation shall have duties and powers incident to his/her officer position. The Board of Directors from time to time may appoint other officers or agents, including one or more Assistant Treasurers and one or more Assistant Secretaries, each of whom shall hold office for such period, have such authority and perform such duties as are provided in these By-Laws or as the

Board of Directors from time to time may determine. The Board of Directors may delegate to any officer the power to appoint any such subordinate officers or agents and to prescribe their respective authorities and duties.

ARTICLE VI

INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS

SECTION 1. NATURE OF INDEMNITY. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he or she is or was or has agreed to become a director or officer of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, and shall indemnify any person who was or is a party or is threatened to be made a party to such an action, suit or proceeding by reason of the fact that he or she is or was or has agreed to become an employee or agent of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with such action, suit or proceeding and any appeal therefrom, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding had no reasonable cause to believe his or her conduct was unlawful; except that in the case of an action or suit by or in the right of the Corporation to procure a judgment in its favor (1) such indemnification shall be limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person in the defense or settlement of such action or suit, and (2) no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity.

The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of no contest or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

SECTION 2. SUCCESSFUL DEFENSE. To the extent that a present or former director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Article VI, Section 1 of these By-Laws or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.

SECTION 3. DETERMINATION THAT INDEMNIFICATION IS PROPER. Any indemnification of a present or former director or officer of the Corporation under Article VI of these By-Laws (unless ordered by a court) shall be made by the Corporation only upon a determination that indemnification of such person is proper in the circumstances because such person has met the applicable standard of conduct as set forth in Article VI, Section 1 and Sections 10-851 and 10-856, Arizona Revised Statutes. Any indemnification of a present or former employee or agent of the Corporation under Article VI, Section 1 of these By-Laws (unless ordered by a court) may be made by the Corporation upon a determination that indemnification of the employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Article VI, Section 1 of these By-Laws. Any such determination shall be made, with respect to a person who is a director or officer at the time of such determination (1) by a majority vote of the Directors who are not parties to such action, suit or proceeding, even though less than a quorum; or (2) by special legal counsel selected by a majority vote of the disinterested directors, or if no disinterested directors, selected by majority vote of the Board; (3) by the stockholders, but stock owned by or voted under the control of directors who are at the time parties to the proceeding shall not be voted on the determination.

SECTION 4. ADVANCE PAYMENT OF EXPENSES. Expenses (including attorneys’ fees) incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of (1) a written affirmation of the director or officer of his or her good faith belief that he or she has met the standard of conduct described in Article VI, Section 1 of these By-Laws or that the proceeding involves conduct for which liability has been eliminated under the Articles of Incorporation; and (2) an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the Corporation deems appropriate.

SECTION 5. PROCEDURE FOR INDEMNIFICATION OF DIRECTORS AND OFFICERS. Any indemnification of a director, officer, employee or agent of the Corporation under Article VI, Sections 1 and 2 of these By-Laws, or advance of costs, charges and expenses to a present or former director or officer under Article VI, Section 4 shall be made promptly, and in any event, with respect to indemnification within 60 days, and, with respect to advance of costs, charges and expenses within 30 days, upon the written request of such person. If the Corporation denies a written request for indemnity or advancement of expense, in whole or in part, or if payment in full pursuant to a written request for indemnity is not made within 60 days, or if payment in full pursuant to a written request for advancement of expense is not made within 30 days, the right to indemnification or advances as granted by this Article shall be enforceable by the present or former director, officer or employee in any court of competent jurisdiction. Such person’s costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expenses under Section 4 of this Article where the required affirmation and undertaking, if any, has been received by the Corporation) that the claimant has not met the standard of conduct set forth in Section 1 of this Article, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its disinterested directors, its independent legal counsel, and its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 1 of this Article, nor the fact that there has been an actual determination by the Corporation (including its disinterested directors, its independent legal counsel, and its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

SECTION 6. SURVIVAL; PRESERVATION OF OTHER RIGHTS. The foregoing indemnification provisions shall be deemed to be a contract between the Corporation and each director, officer, employee and agent who serves in any such capacity at any time while these provisions as well as the relevant provisions of Title 10, Arizona Revised Statutes are in effect and any repeal or modification thereof shall not affect any right or obligation then existing with respect to any state of facts then or previously existing or any action, suit or proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts. Such a “contract right” may not be modified retroactively without the consent of such director, officer, employee or agent.

The indemnification provided by this Article shall not be deemed exclusive of any other right to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

SECTION 7. INSURANCE. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this By-Law.

ARTICLE VII

EXECUTION OF INSTRUMENTS

SECTION 1. EXECUTION OF INSTRUMENTS.

(a) Any one of the following, namely, the Chairman of the Board, any Vice Chairman of the Board, the President, any Vice President, the Secretary, or the Treasurer, or any officer, employee or agent designated by or pursuant to authorization of the Board of Directors or any committee created under these By-Laws, shall have power in the ordinary course of business to enter into contracts or execute instruments on behalf of the Corporation (other than checks, drafts and other orders drawn on funds of the Corporation deposited in its name in banks) and to affix the corporate seal. If any such instrument is to be executed on behalf of the Corporation by more than one person, any two or more of the foregoing or any one or more of the foregoing with an Assistant Secretary or an Assistant Treasurer shall have power to execute such instrument and affix the corporate seal.

(b) The signature of any officer may be in facsimile on any such instrument if it shall also bear the actual signature, or personally inscribed initials, of an officer, employee or agent empowered by or pursuant to the first sentence of this Section to execute such instrument, provided that the Board of Directors or a committee thereof may authorize the issuance of insurance contracts and annuity contracts on behalf of the Corporation bearing the facsimile signature of an officer without the actual signature or personally inscribed initials of any person.

(c) All checks, drafts and other orders drawn on funds of the Corporation deposited in its name in banks shall be signed only pursuant to authorization of and in accordance with rules prescribed from time to time by the Board of Directors or a committee thereof, which rules may permit the use of facsimile signature.

SECTION 2. FACSIMILE SIGNATURE OF FORMER OFFICERS. If any officer whose facsimile signature has been placed upon any instrument shall have ceased to be such officer before such instrument is issued, it may be issued with the same effect as if he or she had been such officer at the time of its issue.

SECTION 3. MEANING OF TERM “INSTRUMENTS”. As used in this Article, the term “instruments” includes, but is not limited to, contracts and agreements, checks, drafts and other orders for the payment of money, transfers of bonds, stocks, notes and other securities, and powers of attorney, deeds, leases, releases of mortgages, satisfactions and all other instruments entitled to be recorded in any jurisdiction.

ARTICLE VIII

RECORD DATES

SECTION 1. In order that the Corporation may determine the stockholders entitled to notice of, or to vote at any meeting of the stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. Only those stockholders of record on the date so fixed shall be entitled to any of the foregoing rights, notwithstanding the transfer of any such stock on the books of the Corporation after any such record date fixed by the Board of Directors.

ARTICLE IX

CORPORATE SEAL

SECTION 1. The Corporate seal shall be circular in form and shall bear the name of the Corporation and words and figures denoting its organization under the laws of the State of Arizona and the year thereof and otherwise shall be in such form as shall be approved from time to time by the Board of Directors.

ARTICLE X

FISCAL YEAR

SECTION 1. The fiscal year of the Corporation shall be the calendar year.

ARTICLE XI

STOCK CERTIFICATES

SECTION 1. CERTIFICATES OF STOCK. Certificates representing the stock of the Corporation, in such form as the Board of Directors shall designate, shall be signed by the Chairman of the Board of Directors, the President, any Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or the Assistant Secretary, and shall be issued to each stockholder certifying the number of shares owned by him in the Corporation. Any of or all the signatures may be facsimiles.

SECTION 2. LOST CERTIFICATES. A new certificate of stock may be issued in the place of any certificate theretofore issued by the Corporation, alleged to have been lost or destroyed, and the directors may, in their discretion, require the owner of the lost or destroyed certificate, or his legal representatives, to give the Corporation a bond, in such sum as they may direct, not exceeding double the value of the stock, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss of any such certificate, or the issuance of any such new certificate.

SECTION 3. TRANSFER OF SHARES. The shares of stock of the Corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer any old certificates shall be surrendered to the Corporation by the delivery thereof, properly endorsed and accompanied by all necessary stock transfer tax stamps, to the person in charge of the stock and transfer books and ledgers, or to such other person as the directors may designate, by whom they shall be cancelled, and new certificates shall thereupon be issued. A record shall be made of each transfer and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer.

SECTION 4. DIVIDENDS. Subject to the provisions of the Certificate of Incorporation, the Board of Directors may, out of funds legally available therefore at any regular or special meeting, declare dividends upon the capital stock of the Corporation as and when they deem expedient. Before declaring any dividend there may be set apart out of any funds of the Corporation available for dividends, such sum or sums as the directors from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the directors shall deem conducive to the interests of the Corporation.

ARTICLE XII

NOTICE AND WAIVER OF NOTICE

SECTION 1. NOTICE AND WAIVER OF NOTICE. Whenever any notice is required by these By-Laws to be given, personal notice is not meant unless expressly so stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in the United States mail, postage prepaid, addressed to the person entitled thereto at his address as it appears on the records of the Corporation, or shall be sent to him at such place by telex, facsimile transmission, telegram, radio, e-mail or cable, telephoned or delivered to him personally and such notice shall be deemed to have been given on the day of such mailing or electronic transmission. Stockholders not entitled to vote shall not be entitled to receive notice of any meeting except as otherwise provided by applicable laws.

Whenever any notice whatever is required to be given under the provisions of any law, or under the provisions of the Certificate of Incorporation of the Corporation or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE XIII

AMENDMENTS

SECTION 1. These By-Laws of the Corporation may be amended, altered or repealed and new By-Laws may be made by the affirmative vote of the holders of record of a majority of the outstanding shares of stock of the Corporation entitled to vote, cast at any annual or special meeting, or by the affirmative vote of a majority of the directors, cast at any regular or special meeting at which a quorum is present.

870684